        As filed with the Securities and Exchange Commission on November 5, 1999
                                                      Registration No. 333-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              __________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            SYNBIOTICS CORPORATION
            (Exact name of registrant as specified in its charter)


CALIFORNIA                                                 95-3737816
(State or other jurisdiction                (IRS Employer of Identification No.)
incorporation or organization)

11011 VIA FRONTERA                                             92127
SAN DIEGO, CALIFORNIA                                      (Zip Code)
(Address of principal executive offices)

                     1995 STOCK OPTION/STOCK ISSUANCE PLAN
                           (Full title of the plan)

                               KENNETH M. COHEN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SYNBIOTICS CORPORATION
                11011 VIA FRONTERA, SAN DIEGO, CALIFORNIA 92127
                    (Name and address of agent for service)

                                (858) 451-3771
         (Telephone number, including area code, of agent for service)

                                With Copies To:
                            Hayden J. Trubitt, Esq.
                        Brobeck, Phleger & Harrison LLP
                         550 West C Street, Suite 1200
                              San Diego, CA 92101
                               _________________

     This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will thereafter be effected upon option exercises effected under the 1995 Stock Option/Stock Issuance Plan.

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                              AMOUNT              PROPOSED MAXIMUM        PROPOSED MAXIMUM
        TITLE OF SECURITIES TO BE              TO BE             OFFERING PRICE PER      AGGREGATE OFFERING            AMOUNT OF
                REGISTERED                   REGISTERED                SHARE (2)               PRICE (2)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock (under 1995 Stock
Option/Stock Issuance Plan)                    611,666(1)                $2.45               $1,498,582            n/a
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock registered on this Form, for
which new registration fees are paid (3)       600,000                   $2.45               $1,470,000            $408.66
------------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1995 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) and 457(c) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on November 3, 1999.

(3) Filings fees were previously paid for a Form S-8 registration statement for the registrant's 1998 Stock Option Plan (152,565 shares; Registration No. 333-73127). All outstanding stock options under the 1998 Plan have been rolled into the registrant's 1995 Stock Option/Stock Issuance Plan. The 11,666 registered shares not yet issued under the 1998 Plan will be deregistered. The 1995 Stock Option/Stock Issuance Plan has been amended to increase the number of covered shares from 2,000,000 to 2,611,666. The 2,000,000 shares had previously been registered on Form S-8 (Registration No. 33-61103 and No. 333-42723). Of the 611,666 shares constituting the increase and being registered hereby, the registration fee as to 11,666 shares is satisfied by "transferring over" the 11,666 registered but unused shares from the 1998 Plan. See Division of Corporate Finance Manual of Publicly Available Telephone Interpretations, Securities Act Forms Q89 (July
    1997). This leaves 600,000 shares, for which the full Form S-8 Instruction E/Section 6(b)/Rule 457 registration fee is being paid herewith.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

Synbiotics Corporation (the "Company") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

(a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998;

(b) The Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31 and June 30, 1999;

(c)  The Company's Current Report on Form 8-K/A dated April 2, 1999;

(d) The Company's Registration Statement on Form 8-A filed with the Commission on November 14, 1983 and declared effective on January 13, 1984 pursuant to
     Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's Common Stock;

(e) The Company's Registration Statement on Form 8-A filed with the Commission on October 7, 1998 and declared effective on January 13, 1984 pursuant to
     Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Company's Preferred Stock Purchase Rights.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

A copy of any of the above documents will be furnished to each participant in the 1995 Stock Option/Stock Issuance Plan, without charge, upon written or oral request to the Corporate Secretary, Synbiotics Corporation, 11011 Via Frontera, San Diego, California 92127, or upon telephoning the Company at (858) 451-3771.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) Section 317 of the California General Corporation Law provides for the indemnification of officers and directors of the Company against expenses, judgments, fines and amounts paid in settlement under certain conditions and subject to certain limitations.

(b) Article VIII, Section 4 of the Bylaws of the Company provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee or agent of the Company or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, subject to certain limitations. The rights to indemnity thereunder continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. In addition, expenses incurred by a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company (or was serving at the Company's request as a director, officer, employee or agent of another corporation) may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

(c) Article Seventh of the Company's Restated Articles of Incorporation provides that liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under California Law. Article Eighth of the Company's Restated Articles of Incorporation further provides that the Company is authorized to indemnify agents (as defined in Section 317 of the California Law) in excess of the indemnification otherwise permitted by Section 317, subject to the limits set forth in Section 204 of the California Law.

(d) Pursuant to authorization provided under the Restated Articles of Incorporation, the Company has entered into indemnification agreements with its directors and officers. Generally, the indemnification agreements attempt to provide the maximum protection permitted by California Law as it may be amended from time to time. Moreover, the indemnification agreements provide for certain additional indemnification. The indemnification agreements provide for the Company to advance to the individual any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending an action, suit or proceeding. In order to receive an advance of expenses, the individual must undertake to repay such advance upon a determination that he or she is not entitled to indemnification. The Company's Bylaws contain a provision of similar effect relating to advancement of expenses to a director or officer, subject to an undertaking to repay if it is ultimately determined that indemnification is unavailable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

         Exhibit Number          Exhibit
         --------------          ---------------------------------------------------------------------------------------------------
          5.1                    Opinion and consent of Brobeck, Phleger & Harrison LLP.
         23.1                    Consent of Brobeck, Phleger & Harrison LLP (contained in Exhibit 5.1 of this
                                 Registration Statement on Form S-8).
         23.2                    Consent of Independent Accountants.
         24.1                    Power of Attorney. Reference is made to the signature page of this Registration
                                 Statement on Form S-8.
         99.1                    1995 Stock Option/Stock Issuance Plan, as amended.  (Incorporated by reference to
                                 Exhibit 10.50 to the Company's Form 10-QSB for the quarter ended June 30, 1999).
         99.2                    Form of Notice of Grant of Stock Option/Stock Option Agreement.  (Incorporated by
                                 reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8,
                                 Registration No. 33-61103, filed July 19, 1995).

ITEM 9.  UNDERTAKINGS

(1)  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) shall not apply if the information required to be in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement.

     (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on November 5, 1999.

                                    SYNBIOTICS CORPORATION

                                    By:    /s/ Kenneth M. Cohen
                                       ----------------------------------------
                                           Kenneth M. Cohen
                                           President and Chief Executive Officer

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth M. Cohen and Michael K. Green, or either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                       TITLE                                        DATE
---------------------------------------------------   ------------------------------------------------  ----------------------------
     /s/ Kenneth M. Cohen                             Chief Executive Officer, President and Director        November 5, 1999
---------------------------------------------------   (Principal Executive Officer)
     Kenneth M. Cohen

     /s/ Michael K. Green                             Chief Financial Officer and                            November 5, 1999
---------------------------------------------------   Vice President - Finance
     Michael K. Green                                 (Principal Financial Officer)

     /s/ Keith A. Butler                              Chief Accounting Officer and Corporate Controller      November 5, 1999
---------------------------------------------------   (Principal Accounting Officer)
     Keith A. Butler

     /s/ Patrick Owen Burns                           Director                                               November 5, 1999
---------------------------------------------------
     Patrick Owen Burns

     /s/ James C. DeCesare                            Director                                               November 5, 1999
---------------------------------------------------
     James DeCesare

     /s/ Brenda D. Gavin                              Director                                               November 5, 1999
---------------------------------------------------
     Brenda D. Gavin

     /s/ M. Blake Ingle                               Director                                               November 5, 1999
---------------------------------------------------
     M. Blake Ingle

     /s/ Joseph Klein III                             Director                                               November 5, 1999
---------------------------------------------------
     Joseph Klein III

     /s/ Donald E. Phillips                           Director                                               November 5, 1999
---------------------------------------------------
     Donald E. Philips

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    EXHBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                            SYNBIOTICS CORPORATION

                                 EXHIBIT INDEX


Exhibit Number          Exhibit
--------------          --------------------------------------------------------
5.1                     Opinion and consent of Brobeck, Phleger & Harrison LLP.

23.1                    Consent of Brobeck, Phleger & Harrison LLP (contained in
                        Exhibit 5.1 of this Registration Statement on Form S-8).

23.2                    Consent of Independent Accountants.

24.1 Power of Attorney. Reference is made to the signature page of this Registration Statement on Form S-8.

99.1                    1995 Stock Option/Stock Issuance Plan, as amended.
                        (Incorporated by reference to Exhibit 10.50 to the Company's Form 10-QSB for the quarter ended June 30,
                        1999).

99.2 Form of Notice of Grant of Stock Option/Stock Option Agreement. (Incorporated by reference to Exhibit 99.2 to the Company's Registration Statement on Form S-8, Registration No. 33-61103, filed July 19, 1995).